  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2002.

                                                            FILE NO. 0-49983
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------


                                 AMENDMENT NO. 2


                                       TO

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                             ----------------------

                            SCS TRANSPORTATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                 48-1229851
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

            4435 MAIN STREET                               64111
               SUITE 930                                 (Zip Code)
         KANSAS CITY, MISSOURI
(Address of principal executive offices)

                                 (816) 960-3664

              (Registrant's telephone number, including area code)
                             ----------------------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None.


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                                    Names of each exchange
   Title of class to be so registered         on which class is to be registered
   ----------------------------------         ----------------------------------

     COMMON STOCK ($0.001 PAR VALUE)              THE NASDAQ NATIONAL MARKET

     PREFERRED STOCK PURCHASE RIGHTS              THE NASDAQ NATIONAL MARKET




================================================================================

                            SCS TRANSPORTATION, INC.

                I. INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

               CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

         Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item                                                       Location In
No.       Caption                                          Information Statement
---       -------                                          ---------------------
1.        Business.......................................  "Business"; "Summary -- Summary Historical Financial
                                                              Data"; "Risk Factors"

2.        Financial Information..........................  "Summary -- Summary Historical Financial Data";
                                                              "Management's Discussion and Analysis of Financial
                                                              Condition and Results of Operations"

3.        Properties.....................................  "Business -- Properties"

4.        Security Ownership of Certain
                 Beneficial Owners and Management........  "Security Ownership of Certain Beneficial Owners and
                                                              Management"

5.        Directors and Executive Officers...............  "Management"

6.        Executive Compensation.........................  "Management -- Compensation of Executive Officers";
                                                              "Management -- Compensation of Directors and
                                                              Non-Employee Director Plan"

7.        Certain Relationships and Related
                 Transactions............................  "Certain Relationships and Related Transactions";
                                                              "Arrangements Between Yellow and SCST Relating to
                                                              the Distribution"
8.        Legal Proceedings..............................  "Business -- Legal Proceedings"

9.        Market Price of and Dividends on
                 the Registrant's Common Equity
                 and Related Stockholder Matters.........  "The Distribution -- Listing and Trading of the Shares
                                                              of Common Stock"; "Risk Factors"

10.       Recent Sales of Unregistered
                 Securities..............................  Not included.  (See Part II below.)

11.       Description of Registrant's Securities
                 to be Registered........................  "Description of Capital Stock of SCST"; "Purposes and
                                                              Effects of Certain Charter and By-Law Provisions
                                                              and Certain Anti-Takeover Effects"

12.       Indemnification of Directors and
                 Officers................................  "Liability and Indemnification of Officers and
                                                              Directors"

13.       Financial Statements and
                 Supplementary Data......................  "Summary -- Summary Historical Financial Data";
                                                              "Selected Historical Financial Data"

14.       Changes in and Disagreements with Accountants
                 on Accounting and Financial Disclosure..  None

15.       Financial Statements and Exhibits..............  "Index to Consolidated Financial Statements"

              II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT


ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

         We were incorporated in Delaware on February 4, 2000 under the name "ABC Trucking, Inc." We issued 100 shares of our common stock, par value $0.001 per share, to Yellow Corporation, a Delaware corporation, in consideration of an aggregate capital contribution of $1.00 by Yellow Corporation. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because it did not involve any public offering of securities. As of October 1, 2001, we changed our name to "SCS Transportation, Inc."

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements filed as part of this registration statement:

               Report of Independent Public Accountants.....................................................F-2

               Audited Consolidated Financial Statements:

                  Balance sheets as of December 31, 2001 and 2000...........................................F-3

                  Statements of income for the years ended December 31, 2001, 2000 and 1999.................F-5

                  Statements of the Parent company equity for the years ended December 31,
                    2001, 2000 and 1999.....................................................................F-6

                  Statements of cash flows for the years ended December 31, 2001, 2000 and
                    1999....................................................................................F-7

               Notes to Audited Consolidated Financial Statements...........................................F-9

               Unaudited Consolidated Financial Statements:

                  Balance sheets as of June 30, 2002 and December 31, 2001.................................F-19

                  Statements of operations for the quarter and six months ended June 30,
                    2002 and 2001..........................................................................F-21

                  Statements of cash flows for the six months ended June 30, 2002 and 2001.................F-23

               Notes to Unaudited Consolidated Financial Statements........................................F-24



         All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

    (b)  Exhibits:


                 Exhibit
                   No.                                            Description
                   ---                                            -----------

                    2          Form of Master Separation and Distribution Agreement between Yellow Corporation and SCS Transportation, Inc.(a)
                   3.1         Form of Amended and Restated Certificate of Incorporation of SCS Transportation,
                               Inc.*
                   3.2         Form of Amended and Restated By-laws of SCS Transportation, Inc.*
                   4.1         Specimen Common Stock Certificate*
                   4.2         Form of Rights Agreement*
                   4.3         Form of Certificate of Designations of Series A Participating Cumulative
                               Preferred Stock (attached as Exhibit A to the Rights Agreement filed as
                               Exhibit 4.2 hereto)*
                   4.4         Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as
                               Exhibit 4.2 hereto)*
                   10.1        Form of Master Separation and Distribution Agreement between Yellow Corporation and SCS Transportation, Inc. (filed as Exhibit 2 hereto)*
                   10.2        Form of Tax Indemnification and Allocation Agreement between Yellow Corporation and SCS Transportation, Inc.*
                   10.3        Indenture between SCS Transportation, Inc. (as successor to Preston Corporation)
                               and JPMorgan Chase (as successor to Manufacturers Hanover Trust Company), as trustee dated as of May 1, 1986*
                    21         List of Subsidiaries of SCS Transportation, Inc.*

                   99.1        SCS Transportation, Inc. Information Statement dated September 10, 2002**





----------------------------------------
*     Previously filed.
**    Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                               SCS TRANSPORTATION, INC.

                               (Registrant)


                               By:    /s/ James J. Bellinghausen
                                  ----------------------------------------------
                                      Name:  James J. Bellinghausen
                                      Title: Vice President of Finance and Chief
                                             Financial Officer



Dated:  September 6, 2002

                                INDEX TO EXHIBITS


     Exhibit
       No.                                  Description
       ---                                  -----------

        2          Form of Master Separation and Distribution Agreement between
                   Yellow Corporation and SCS Transportation, Inc.*
       3.1         Form of Amended and Restated Certificate of Incorporation of
                   SCS Transportation, Inc.*
       3.2         Form of Amended and Restated By-laws of SCS Transportation,
                   Inc.*
       4.1         Specimen Common Stock Certificate*
       4.2         Form of Rights Agreement*
       4.3         Form of Certificate of Designations of Series A Participating
                   Cumulative Preferred Stock (attached as Exhibit A to the
                   Rights Agreement filed as Exhibit 4.2 hereto)*
       4.4         Form of Right Certificate (attached as Exhibit B to the
                   Rights Agreement filed as Exhibit 4.2 hereto)*
      10.1         Form of Master Separation and Distribution Agreement between
                   Yellow Corporation and SCS Transportation, Inc. (filed as
                   Exhibit 2 hereto)*
      10.2         Form of Tax Indemnification and Allocation Agreement between
                   Yellow Corporation and SCS Transportation, Inc.*
      10.3         Indenture between SCS Transportation, Inc. (as successor to
                   Preston Corporation) and JPMorgan Chase (as successor to
                   Manufacturers Hanover Trust Company), as trustee dated as of
                   May 1, 1986*
       21          List of Subsidiaries of SCS Transportation, Inc.*
      99.1         SCS Transportation, Inc. Information Statement dated
                   September 10, 2002**











-------------------------------------
*     Previously filed.
**    Filed herewith








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